                          CHARLES CENTER P.O. BOX 1642
                         BALTIMORE, MARYLAND 21203-1642




Thank you for your returned proxy. However, we could not vote your shares because your proxy was not signed.

We would appreciate your signing and returning the proxy in the enclosed envelope.


                                   Thank you
                                   Shareholder Services


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                       BALTIMORE GAS AND ELECTRIC COMPANY
                              EMPLOYEE SAVINGS PLAN


     T. Rowe Price Retirement Plan Services, Inc., Trustee of the Employee Savings Plan, has not received a Voting Instructions card for the shares that you hold in the Plan. The Trustee is not permitted to vote shares of common stock unless Voting Instructions have been received.

     We appreciate the support of our shareholders and encourage you to vote your Employee Savings Plan shares, regardless of the size of your holdings. We have, therefore, enclosed a second Voting Instructions card so that you can vote your shares. Whether or not you plan to attend the meeting, we would appreciate your completing the Voting Instructions card and returning it to the Trustee in the envelope provided by March 8, 1996.

     Our initial mailing to you included a notice of special meeting and proxy statement. If you would like to receive a duplicate copy of this information, please contact one of our shareholder representatives in metropolitan Baltimore at 783-5920, within Maryland at 1-800-492-2861, outside Maryland at 1-800-258-0499, or TTY/TTD at 1-800-492-5539.



                                        D.L. Featherstone
                                        Plan Administrator

CHRISTIAN H. POINDEXTER                       BALTIMORE GAS AND ELECTRIC COMPANY
CHAIRMAN OF THE BOARD                                              P.O. BOX 1475
AND CHIEF EXECUTIVE OFFICER                           BALTIMORE, MARYLAND  21203




February 23, 1996



Dear Shareholder:

As of February 20, 1996, we had not received your proxy for the the special shareholders meeting to be held March 15.

We appreciate the support of our shareholders and encourage you to vote your proxy, regardless of the size of your holdings. We have, therefore, enclosed a second proxy so that you can vote your shares. We would appreciate your executing the proxy and returning it promptly to assure that your vote will be counted at the meeting.

Our initial mailing to you also included a notice of special meeting and proxy statement. If you would like to receive a duplicate copy of this information, simply contact one of our shareholder representatives in metropolitan Baltimore at 783-5920, within Maryland at 1-800-492-2861, outside Maryland at 1-800-258-0499, or TTY/TDD at 1-800-492-5539.




Sincerely,




Chairman of the Board





Enclosures

BGE SM

                         SPECIAL MEETING OF SHAREHOLDERS
                           MARCH 15, 1996,  10:00 A.M.
                    GAS AND ELECTRIC BUILDING - SECOND FLOOR
             Lexington and Liberty Street, Baltimore, Maryland 21201


     IF YOU PLAN TO ATTEND THE MEETING, PLEASE MARK THE BOX PROVIDED ON YOUR PROXY. ADMISSION TICKETS ARE NOT REQUIRED FOR ENTRANCE TO THE MEETING. The Gas and Electric Building is handicapped-accessible. We want to make every reasonable effort to accommodate shareholders with special needs relating to:
(1) access to the meeting facilities; or (2) their ability to participate in the meeting. If you need special accommodations, please fill out and return this card with your proxy. We will contact you promptly to let you know what arrangement, if any, we are able to make.

     Name: ________________________________  Daytime Phone #:   ________________

     General Nature of Accommodation Requested:  _______________________________

     ___________________________________________________________________________

     If you have any questions, please call us between 8:00 a.m. and 4:45 p.m. in metropolitan Baltimore at 783-5920, within Maryland at 1-800-492-2861, outside Maryland at 1-800-258-0499, or TTY/TDD at 1-800-492-5539.

                   CONFIDENTIAL VOTING INSTRUCTIONS TO TRUSTEE
    PLEASE VOTE AND SIGN ON REVERSE SIDE AND RETURN IN THE ENCLOSED ENVELOPE
      THESE VOTING INSTRUCTIONS ARE REQUESTED IN CONJUNCTION WITH A PROXY
                   SOLICITATION BY THE BOARD OF DIRECTORS OF
                       BALTIMORE GAS AND ELECTRIC COMPANY.







TO: T. ROWE PRICE RETIREMENT PLAN SERVICES, INCORPORATED AS TRUSTEE UNDER THE BALTIMORE GAS AND ELECTRIC COMPANY EMPLOYEE SAVINGS PLAN

I hereby instruct T. Rowe Price Retirement Plan Services, Incorporated, as Trustee under the Baltimore Gas and Electric Company Employee Savings Plan
(Plan), to vote, in person or by proxy, all shares of common stock of Baltimore Gas and Electric Company (Company) allocated to me under the Plan at the special meeting of the shareholders of the Company to be held on March 15, 1996, and at any adjournments thereof, in the manner specified on the reverse side of this form with respect to each item identified thereon (as set forth in the Notice of Special Meeting and Proxy Statement), and in its discretion on any other business as may properly come before the special meeting.

The Trustee will vote the shares represented by this voting instructions card if properly signed and received by March 8, 1996. IF NO INSTRUCTIONS ARE SPECIFIED ON A SIGNED CARD, THE SHARES REPRESENTED THEREBY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF THE COMPANY: "FOR" ITEMS 1 AND 2. The Trustee is not permitted under the Plan to vote shares of common stock unless voting instructions have been received.



                                     (over)

                              PLEASE MARK YOUR CHOICE LIKE THIS [ ] IN DARK INK. A VOTE "FOR" ITEMS 1 AND 2 IS RECOMMENDED:



                                             FOR       AGAINST   ABSTAIN

1.   APPROVAL OF PROPOSED MERGER             / /         / /       / /
     WITH POTOMAC ELECTRIC POWER
     COMPANY

2    APPROVAL OF NEW COMPANY                 / /         / /       / /
     LONG-TERM INCENTIVE PLAN

Please sign below, exactly as your name appears on the reverse of this form.


Signature ___________________________________________Date  _______________




BALTIMORE GAS AND ELECTRIC COMPANY

                       BALTIMORE GAS AND ELECTRIC COMPANY


TO PARTICIPANTS IN THE
EMPLOYEE SAVINGS PLAN (THE PLAN)


     The enclosed Notice of Special Meeting of Shareholders, Proxy Statement, and Voting Instructions for the Special Meeting of Shareholders of the Company, to be held on March 15, 1996, are being furnished to you by BGE on behalf of T. Rowe Price Retirement Plan Services, Inc., Trustee under the Plan.

     In accordance with the Plan and the Trust Agreement between BGE and the Trustee, you may instruct the Trustee how to vote the shares of common stock held for you under the Plan. Therefore, please complete the enclosed Voting Instructions and return it in the accompanying envelope by March 8, 1996. After receipt of the properly executed Voting Instructions, the Trustee will vote as directed by those instructions. The Trustee is not permitted to vote shares of common stock unless Voting Instructions have been received.

     Each participant in the Plan who is a holder of record of other shares of BGE stock will continue to receive, separately, a proxy and accompanying proxy material to vote the shares of common stock registered in his or her name.



                                        D.L. Featherstone
                                        Plan Administrator